                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                                  FORM 8-K/A

                       Amendment No. 1 to Current Report

                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported) July 23, 1998

                            HEALTHWORLD CORPORATION
            (Exact name of registrant as specified in its charter)

                                   Delaware
        (State or other jurisdiction of incorporation or organization)

              0-23059                                 13-3922288
      (Commission File Number)           (I.R.S. Employer Identification No.)

               100 Avenue of the Americas
                   New York, New York                      10013
        (Address of principal executive offices)        (Zip Code)

      Registrant's telephone number, including area code: (212) 966-7640

Item 7 of the Current Report on form 8-K of Healthworld Corporation filed on August 6, 1998, is hereby amended to add the following financial statements and pro forma financial information in connection with the acquisition on July 24, 1998 by Healthworld Corporation of Colwood House Medical Publications (UK)
Ltd.:

                                     INDEX

                                                                       PAGE(S)
                                                                       -------

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
     EXHIBITS

(A) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                                    1

FINANCIAL STATEMENTS

     Balance Sheet as of April 30, 1998                                     2

     Statement of Income for the year ended April 30, 1998                  3

     Statement of Shareholders' Equity for the year ended April
     30, 1998                                                               4

     Statement of Cash Flows for the year ended April 30, 1998              5

NOTES TO FINANCIAL STATEMENTS FOR THE YEAR ENDED APRIL 30, 1998         6 - 8

(B) PRO FORMA FINANCIAL INFORMATION

UNAUDITED PRO FORMA COMBINING BALANCE SHEETS AS OF JUNE 30, 1998            9

UNAUDITED PRO FORMA COMBINING STATEMENTS OF INCOME FOR THE SIX
MONTHS ENDED JUNE 30, 1998                                                 10

UNAUDITED PRO FORMA COMBINING STATEMENTS OF INCOME FOR THE YEAR
ENDED DECEMBER 31, 1997                                                    11

NOTES TO UNAUDITED PRO FORMA COMBINING FINANCIAL STATEMENTS           12 - 13

ITEM 7(A) COLWOOD HOUSE MEDICAL PUBLICATIONS (UK) LTD. HISTORICAL FINANCIAL
                STATEMENTS WITH REPORT OF INDEPENDENT AUDITORS


                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Colwood House Medical Publications (UK) Ltd.:

We have audited the accompanying balance sheet of Colwood House Medical Publications (UK) Ltd. (a United Kingdom corporation) as of April 30, 1998, and the related statements of income, shareholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Colwood House Medical Publications (UK) Ltd. as of April 30, 1998, and the results of its operations and its cash flows for the year ended April 30, 1998 in conformity with United States generally accepted accounting principles.

                                           /s/ Arthur Andersen LLP


Melville, New York
July 24, 1998

                 COLWOOD HOUSE MEDICAL PUBLICATIONS (UK) LTD.

                                 BALANCE SHEET

                             AS OF APRIL 30, 1998

                       (in thousands, except share data)


                    ASSETS

CURRENT ASSETS:

   Cash                                                                 $   20
   Accounts receivable                                                     667
   Unbilled production charges, at cost                                     80
   Other current assets                                                    113
                                                                        ------
                  Total current assets                                     880

FIXED ASSETS, net (Notes 2 and 3)                                        1,399
                                                                        ------
                  Total assets                                          $2,279
                                                                        ======

                    LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:

   Bank loans and overdrafts                                            $  359
   Accounts payable                                                        389
   Accrued expenses                                                        160
   Advance production billings                                             114
                                                                        ------
                  Total current liabilities                              1,022

DEFERRED INCOME TAXES                                                       27
                                                                        ------
                  Total liabilities                                      1,049

COMMITMENTS (Note 7)

SHAREHOLDERS' EQUITY:
   Ordinary shares of (pound)1 par value,
     10,000 shares authorized, issued and outstanding                       17
   Retained earnings                                                     1,157
   Cumulative translation adjustments                                       56
                                                                        ------

                  Total shareholders' equity                             1,230
                                                                        ------
                  Total liabilities and shareholders' equity            $2,279
                                                                        ======


                The accompanying notes to financial statements
                 are an integral part of this balance sheet.

                 COLWOOD HOUSE MEDICAL PUBLICATIONS (UK) LTD.

                              STATEMENT OF INCOME

                       FOR THE YEAR ENDED APRIL 30, 1998

                     (in thousands, except per share data)


REVENUES                                                                $3,443
                                                                        ------

OPERATING EXPENSES:
   Salaries and related costs                                            2,058
   Operating expenses                                                      688
                                                                        ------
                                                                         2,746
                                                                        ------
   Income from operations                                                  697
                                                                        ------

OTHER INCOME:
   Gain on disposal of fixed assets                                          2
   Interest income                                                          12
                                                                        ------
                                                                            14
                                                                        ------

INCOME BEFORE PROVISION FOR INCOME TAXES                                   711

PROVISION FOR INCOME TAXES                                                 188
                                                                        ------

NET INCOME                                                              $  523
                                                                        ======

PER SHARE DATA:

   BASIC INCOME PER SHARE                                               $52.30
                                                                        ======

   WEIGHTED AVERAGE NUMBER OF SHARES (Note 2)                               10
                                                                        ======


                The accompanying notes to financial statements
                   are an integral part of this statement.

                 COLWOOD HOUSE MEDICAL PUBLICATIONS (UK) LTD.

                       STATEMENT OF SHAREHOLDERS' EQUITY

                       FOR THE YEAR ENDED APRIL 30, 1998

                                (in thousands)

                                                            Cumulative
                                       Ordinary   Retained  Translation
                                        Shares    Earnings  Adjustments  Total
                                        -------   -------    -------   -------

BALANCE, April 30, 1997                 $    17   $   901    $    25   $   943

   Net income                              --         523       --         523
   Dividends to shareholders               --        (267)      --        (267)
   Cumulative translation adjustments      --        --           31        31
                                        -------   -------    -------   -------

BALANCE, April 30, 1998                 $    17   $ 1,157    $    56   $ 1,230
                                        =======   =======    =======   =======



                The accompanying notes to financial statements
                    are an integral part of this statement.

                 COLWOOD HOUSE MEDICAL PUBLICATIONS (UK) LTD.

                            STATEMENT OF CASH FLOWS

                       FOR THE YEAR ENDED APRIL 30, 1998

                                (in thousands)


CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                                         $   523
   Adjustments to reconcile net income to net cash used in
     operating activities:
     Depreciation and amortization                                        192
     Gain on disposal of fixed assets                                      (2)
     Deferred income taxes                                                 (5)
     Changes in operating assets and liabilities:
       Accounts receivable                                                224
       Unbilled production charges                                        147
       Other current assets                                                21
       Accounts payable                                                  (279)
       Advance production billings                                     (1,013)
       Accrued expenses and deferred income                              (112)
                                                                      -------
              Net cash used in operating activities                      (304)
                                                                      -------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Capital expenditures                                                  (225)
   Proceeds from sale of fixed assets                                      36
                                                                      -------
              Net cash used in investing activities                      (189)
                                                                      -------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Dividends paid to shareholders                                        (267)
   Net proceeds from line of credit                                       359
                                                                      -------
              Net cash provided by financing activities                    92
                                                                      -------

EFFECT OF EXCHANGE RATES ON CASH                                            3

NET DECREASE IN CASH                                                     (398)

CASH AT BEGINNING OF YEAR                                                 418
                                                                      -------

CASH AT END OF YEAR                                                   $    20
                                                                      =======

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
   Cash paid for income taxes                                         $   308
                                                                      =======
   Cash paid for interest                                             $    16
                                                                      =======


                The accompanying notes to financial statements
                   are an integral part of this statement.

                 COLWOOD HOUSE MEDICAL PUBLICATIONS (UK) LTD.

                         NOTES TO FINANCIAL STATEMENTS

                       FOR THE YEAR ENDED APRIL 30, 1998

                                (in thousands)

1.   BUSINESS:

Colwood House Medical Publications (UK) Ltd. ("Colwood") was established on April 5, 1988. Colwood provides communications and product support services to the pharmaceutical industry. This includes communicating the value of a company's products both internally to its sales staff and affiliates and externally to customers and supporting the launch of new drugs through press and publications management.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Foreign Currency Translation

All assets and liabilities of Colwood are translated into United States Dollars from United Kingdom Pounds Sterling at year-end exchange rates. Income and expense items are translated at average exchange rates prevailing during each fiscal year. The resulting translation adjustments are recorded as a separate component of shareholders' equity.

Revenue Recognition

Income is recognized based upon percentage of completion. Income earned on jobs completed by the balance sheet date is credited to the income statement in the year-ended on that date. A proportion of fee income earned on incomplete jobs is credited to profit and loss accounts for the year, based on the estimated stage of completion of work-in-progress at the balance sheet date. This credit is only taken where, in the opinion of the Directors, there is reasonable certainty that costs incurred on these jobs will be recovered in full.

Concentration of Credit Risk

Colwood provides communications and product support services to the pharmaceutical industry. For the year ended April 30, 1998, Colwood had three clients which constituted approximately 34%, 31% and 13% of total revenues and 34%, 47% and 14% of accounts receivable, respectively. Consequently, customer relations are a vital element of the business, as the loss of a major customer is likely to produce a significant shortfall in revenue.

Unbilled Production Charges

Unbilled production charges are stated at the lower of cost or net realizable value. Costs are comprised of all direct production cost not yet billed to the clients.

Fixed Assets

Fixed assets are stated at cost, net of accumulated depreciation. Depreciation is computed as a percentage of the written down value over the estimated useful lives of the assets.

Advance Production Billings

Advance production billings represents invoicing in advance of work on known projects. Amounts invoiced to clients are included on the balance sheet as advance production billings until the related work has been performed, at which time the revenue is recognized.

Income Taxes

Colwood accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." This statement requires a liability approach for measuring deferred taxes based on temporary differences between the financial statement and income tax bases of assets and liabilities existing at each balance sheet date using enacted rates for the years in which the taxes are expected to be paid or recovered.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Basic Income Per Share

Basic income per share is computed based on the weighted average number of ordinary shares outstanding during the period. Diluted income per share has not been presented, as there were no common stock equivalents outstanding for the period presented.

3.   FIXED ASSETS:

Fixed assets consists of the following:

                                                                                     Furniture
                                                                                         and
                                         Land    Buildings    Vehicles   Computers    Fixtures      Total
                                        ------     ------      ------      ------      ------      ------
Cost                                    $  334     $  476      $  362      $  283      $  663      $2,118
Accumulated depreciation                  --           37         138         124         420         719
                                        ------     ------      ------      ------      ------      ------
Net book value as of April 30, 1998

                                        $  334     $  439      $  224      $  159      $  243      $1,399
                                        ======     ======      ======      ======      ======      ======
Rates of depreciation on declining
  balance                                 --            2%         25%         15%         25%
                                        ======     ======      ======      ======      ======

Depreciation expense of fixed assets for the year ended April 30, 1998 was $192. Land is not depreciated.

4.   BANK LOANS AND OVERDRAFTS:

Bank loans and overdrafts at April 30, 1998 is comprised of borrowings under Colwood's overdraft facility provided by a bank. This facility is secured by a fixed charge over the property and a fixed and floating charge over all of the assets of the business. The authorized limit is $668 and borrowing up to this limit is at 2% above the bank's base rate, 7.75% at April 30, 1998. Borrowing over this limit is at 5% above the base rate and subject to a minimal service charge per day. The overdraft facility is due for renewal in October 1998.

5.   ACCRUED EXPENSES:

       Income taxes                              $     129
       Other accruals and deferred income               31
                                                 ---------
                                                 $     160
                                                 =========

6.   INCOME TAXES:

The provision for income taxes is comprised of the following:

       Current taxes due                         $     193
       Deferred taxes                                   (5)
                                                 ---------
                Total                            $     188
                                                 =========

The following table reconciles the United Kingdom statutory rate to Colwood's effective tax rate:

       Statutory rate                                31.0%
       Nondeductible expense                          1.4
       Small and marginal company rate relief        (6.0)
                                                   ------
       Effective tax rate                            26.4%
                                                   ======

The deferred tax liability of $27 is related to accelerated capital allowances.

7.   COMMITMENTS:

Leases

Colwood had entered into a lease for office space with minimum annual lease payments of $67, which was due to expire on July 31, 2006. In July 1998, Colwood terminated the lease at no cost. Total rent expense incurred for the year ended April 30, 1998 was approximately $67.

8.   SUBSEQUENT EVENT:

In July 1998, Colwood's shareholders entered into a purchase agreement with a wholly-owned subsidiary of Healthworld Corporation ("Healthworld"), pursuant to which all of the capital stock of Colwood was acquired by such subsidiary of Healthworld on July 24, 1998 for approximately $6,600 in cash. Total amounts to be paid in connection with the acquisition, including potential subsequent earn-out payments to take place in April 2000 and August 2001 based upon Colwood exceeding certain targeted operating profits, are not to exceed $12,400.

ITEM 7(B) PRO FORMA FINANCIAL INFORMATION



                            HEALTHWORLD CORPORATION

                      PRO FORMA COMBINING BALANCE SHEETS

                              AS OF JUNE 30, 1998
                                (in thousands)

                                  (UNAUDITED)

                                                                                  Pro Forma
ASSETS                                                Healthworld     Colwood     Adjustments       Pro Forma
Current assets:
   Cash and cash equivalents                            $ 19,266     $     71      $ (7,467) (a)    $ 10,170
                                                                                             (b)      (1,700)
   Accounts receivable                                    14,490          720          --             15,210
   Unbilled production charges                             2,445          151          --              2,596
   Other current assets                                    1,247          105          --              1,352
                                                        --------     --------      --------         --------
       Total current assets                               37,448        1,047        (9,167)          29,328

   Fixed assets, net                                       2,488        1,415           132  (c)       4,035
   Goodwill, net                                           3,563         --           6,055  (d)       9,618
   Other assets                                              803         --           1,700  (b)       2,503
                                                        --------     --------      --------         --------
       Total assets                                     $ 44,302     $  2,462      $ (1,280)        $ 45,484
                                                        ========     ========      ========         ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
   Bank loans and overdrafts                            $   --       $    304      $   --           $    304
   Current portion of long-term debt                         649         --            --                649
   Current portion of capitalized lease obligations          100         --            --                100
   Accounts payable                                        4,372          399          --              4,771
   Accrued expenses                                        5,179          199          --              5,378
   Advance production billings                             6,716          260          --              6,976
                                                        --------     --------      --------         --------
       Total current liabilities                          17,016        1,162          --             18,178

Long-term debt                                               175         --            --                175
Capitalized lease obligations                                 87         --            --                 87
Deferred rent                                                817         --            --                817
Deferred income taxes                                       --             20          --                 20
                                                        --------     --------      --------         --------
       Total liabilities                                  18,095        1,182          --             19,277
                                                        --------     --------      --------         --------

Stockholders' Equity:
   Common stock                                               74           17           (17) (e)          74
   Additional paid-in capital                             22,746         --            --             22,746
   Retained earnings                                       3,366        1,209        (1,209) (e)       3,366
   Cumulative foreign currency translation
     adjustments                                              21           54           (54) (e)          21
                                                        --------     --------      --------         --------
       Total stockholders' equity                         26,207        1,280        (1,280)          26,207
                                                        --------     --------      --------         --------
                                                        $ 44,302     $  2,462      $ (1,280)        $ 45,484
                                                        ========     ========      ========         ========


             The accompanying notes are an integral part of these
              unaudited pro forma combining financial statements.

                            HEALTHWORLD CORPORATION

                    PRO FORMA COMBINING STATEMENTS OF INCOME

                    FOR THE SIX MONTHS ENDED JUNE 30, 1998

                     (in thousands, except per share data)

                                  (UNAUDITED)

                                                                Pro Forma
                                      Healthworld    Colwood   Adjustments      Pro Forma
REVENUES                               $ 28,865     $  1,827     $   --         $ 30,692
                                       --------     --------     --------       --------

OPERATING EXPENSES:
   Salaries and related costs            22,465          981                      23,446
   Operating expenses                     4,345          394          101 (f)      4,840
                                       --------     --------     --------       --------
                                         26,810        1,375          101         28,286

Income (loss) from operations             2,055          452         (101)         2,406

Interest income (expense), net              403            8         (199)(h)        212
                                       --------     --------     --------       --------

INCOME (LOSS) BEFORE PROVISION
   (BENEFIT) FOR INCOME TAXES             2,458          460         (300)         2,618

PROVISION (BENEFIT) FOR INCOME TAXES      1,023          129          (88)(h)      1,064
                                       --------     --------     --------       --------

NET INCOME (LOSS)                      $  1,435     $    331     $   (212)      $  1,554
                                       ========     ========     ========       ========

NET INCOME PER SHARE:
   Basic                                                                             .21
                                                                                ========
   Diluted                                                                           .20
                                                                                ========

SHARES USED IN COMPUTING
   PER SHARE AMOUNTS:
   Basic                                                                           7,415
                                                                                ========
   Diluted                                                                         7,616
                                                                                ========


             The accompanying notes are an integral part of these
              unaudited pro forma combining financial statements.

                            HEALTHWORLD CORPORATION

                   PRO FORMA COMBINING STATEMENTS OF INCOME

                     FOR THE YEAR ENDED DECEMBER 31, 1997

                     (in thousands, except per share data)

                                  (UNAUDITED)

                                                                            Pro Forma
                                                  Healthworld    Colwood   Adjustments    Pro Forma
REVENUES                                           $ 35,292     $  3,489     $   --        $ 38,781
                                                   --------     --------     --------      --------

OPERATING EXPENSES:
   Salaries and related costs                        24,186        2,164                     26,350
   Operating expenses                                 6,276          724          202 (f)     7,202
                                                   --------     --------     --------      --------
                                                     30,462        2,888          202        33,552

Income (loss) from operations                         4,830          601         (202)        5,229

Interest income (expense), net                           86           24         (398) (h)     (288)
                                                   --------     --------     --------      --------

INCOME (LOSS) BEFORE PROVISION (BENEFIT) FOR
   INCOME TAXES AND MINORITY INTERESTS                4,916          625         (600)        4,941

PROVISION (BENEFIT) FOR INCOME TAXES                    719          176        1,304 (g)     2,024
                                                                                 (175)(h)      (175)

MINORITY INTERESTS IN NET EARNINGS OF
   SUBSIDIARIES                                         192         --           --             192
                                                   --------     --------     --------      --------

NET INCOME (LOSS)                                  $  4,005     $    449     $ (1,729)     $  2,725
                                                   ========     ========     ========      ========

NET INCOME PER SHARE:
   Basic                                                                                        .54
                                                                                           ========
   Diluted                                                                                      .54
                                                                                           ========
SHARES USED IN COMPUTING NET INCOME PER SHARE:
   Basic                                                                                      5,037
                                                                                           ========
   Diluted                                                                                    5,047
                                                                                           ========



             The accompanying notes are an integral part of these
              unaudited pro forma combining financial statements.

                            HEALTHWORLD CORPORATION

               NOTES TO PRO FORMA COMBINING FINANCIAL STATEMENTS

                                  (UNAUDITED)

1.    BASIS OF PRESENTATION:

On July 24, 1998, a wholly-owned subsidiary of Healthworld Corporation ("Healthworld") entered into a purchase agreement with the shareholders of Colwood House Medical Publications (UK) Ltd. ("Colwood"), pursuant to which such subsidiary of Healthworld acquired all of the outstanding capital stock of Colwood in exchange for approximately $6.6 million in cash. Total amounts to be paid in connection with the acquisition, including potential subsequent earn-out payments to take place in April 2000 and August 2001 based upon Colwood exceeding certain targeted operating profits, are not to exceed $12.4 million. In accordance with Emerging Issues Task Force Issue No. 95-8, "Accounting for Contingent Consideration Paid to the Shareholders of an Acquired Enterprise in a Purchase Business Combination", Healthworld will record these contingent earn-out payments, to the extent earned, as additional purchase price. As part of the agreement, approximately $1.7 million was deposited in an interest bearing escrow account to be applied towards the potential earn-out payments to be made.

The unaudited pro forma balance sheet combines the consolidated balance sheet of Healthworld and the balance sheet of Colwood as of June 30, 1998, assuming that the business combination, accounted for as a purchase, had been completed as of that date. The pro forma statements of income combine the consolidated statement of income of Healthworld for the year ended December 31, 1997 with the statement of income of Colwood for the year ended December 31, 1997 and the consolidated statement of income of Healthworld and the statement of income of Colwood for the six months ended June 30, 1998, assuming that the acquisition occurred at the beginning of the periods presented.

The historical balance sheets used in the preparation of the pro forma financial statements have been derived from Healthworld's and Colwood's unaudited financial statements as of June 30, 1998. The historical statements of income for the year ended December 31, 1997 have been derived from the audited consolidated statement of income of Healthworld and the unaudited statement of income of Colwood. The historical statements of income for the six months ended June 30, 1998 have been derived from Healthworld's and Colwood's respective unaudited financial statements.

The pro forma adjustments are based on the historical financial position and results of operations for the periods presented, available information and upon certain estimates and assumptions that Healthworld believes are reasonable under the circumstances. However, the actual recording of the acquisition (which management does not expect to vary materially) will be based on ultimate appraisals, evaluations and estimates of fair market values. The pro forma financial data does not purport to represent what Healthworld's consolidated financial position or results of operations would actually have been if the acquisition of Colwood in fact had occurred on the dates indicated; or to project Healthworld's financial position or results of operations for any future period. In addition, since Healthworld and Colwood were not under common control or management prior to the closing of the acquisition, pro forma combining results may not be comparable to or indicative of future performance.

2.    UNAUDITED PRO FORMA ADJUSTMENTS:

Descriptions of the adjustments included in the unaudited pro forma financial statements are as follows:

     (a) Reflects $6.6 million in cash consideration paid upon the closing of the acquisition and an estimated $867 in direct costs incurred in connection with the acquisition.

     (b) Reflects the deposit of $1.7 million into an interest bearing escrow account to be applied towards the potential earn-out payments to be made in April 2000 and August 2001.

     (c) Adjustment to reflect the fair market value of property and equipment.

     (d) Represents the excess of the purchase price, including related costs, over the fair value of the net assets acquired.

     (e) Reflects the elimination of Colwood's common stock, retained earnings and cumulative foreign currency translation adjustments.

     (f) Reflects amortization of the excess of the purchase price, including related costs, over the fair value of the net assets acquired using a 30-year amortization period.

     (g) Reflects a provision for federal and state income taxes for certain U.S. subsidiaries of Healthworld as if these companies were treated as "C" corporations rather than "S" corporations for the year ended December 31, 1997.

     (h) Reflects reduction to interest income and applicable income tax benefit on the $7.5 million cash outflow to fund the purchase price.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Amendment No. 1 to Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                            HEALTHWORLD CORPORATION

                                            By  /s/ Stuart Diamond
                                               --------------------------
                                               Name:  Stuart Diamond
                                               Title: Executive Vice President,
                                                      Chief Financial Officer,
                                                      Secretary and Treasurer
Date:  October 2, 1998